Exhibit 99.1

Frontier Communications Completes Acquisition of Verizon Wireline Operations in California, Texas and Florida

NORWALK, Conn., April 1, 2016 - Frontier Communications Corporation (NASDAQ: FTR) today announced completion of its $10.54 billion acquisition of Verizon Communications, Inc. (NYSE: VZ) wireline operations providing services to residential, commercial and wholesale customers in California, Texas and Florida. The acquired businesses include approximately 3.3 million voice connections, 2.1 million broadband connections, and 1.2 million FiOS® video subscribers, as well as the related incumbent local exchange carrier businesses. New customers will begin receiving monthly bills starting in mid-April.

“This is a transformative acquisition for Frontier that delivers first-rate assets and important new opportunities given our dramatically expanded scale,” said Daniel J. McCarthy, Frontier’s President and Chief Executive Officer. “It significantly expands our presence in three high-growth, high-density states, and improves our revenue mix by increasing the percentage of our revenues coming from segments with the most promising growth potential.”

Frontier is pleased to welcome from Verizon approximately 9,400 employees. “Our new colleagues know their markets, their customers and their business extremely well,” McCarthy said. “As valued members of the Frontier team, they will ensure continuity of existing customer relationships.”

After the transaction was announced on February 5, 2015, Frontier received regulatory clearance from the U.S. Department of Justice, the Federal Communications Commission, the California Public Utilities Commission, the Public Utility Commission of Texas, and other public authorities. Additionally, Frontier received the full support of the Communications Workers of America (District 9) and the International Brotherhood of Electrical Workers (IBEW) Local 543 and the IBEW, AFL-CIO Local 824.

About Frontier Communications

Frontier Communications Corporation, now a Fortune 500 and S&P 500 company, is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure digital protection solutions. Frontier Business Edge offers communications solutions to small, medium, and enterprise businesses. Frontier’s approximately 28,600 employees are based entirely in the United States. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular risks and uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements including our ability to successfully: integrate our newly acquired operations, realize anticipated cost savings, migrate operations from Verizon systems and processes to our systems and processes, meet our debt and debt service obligations, deal with competition from cable, wireless and wireline carriers and satellite companies, adjust to changes in the communications industry, manage service quality and meet mandated service quality metrics, introduce new product offerings, avoid or deal with the impact of potential information technology or data security breaches or other disruptions, and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Contact information

Investors

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

Media

Brigid M. Smith, 203-614-5042

Assistant Vice President, Corporate Communications

brigid.smith@ftr.com